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                                                                   EXHIBIT 10.2

                                 GREAT WESTERN
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                              (1988 RESTATEMENT)

                               AMENDMENT 1997-1

  Effective January 1, 1997 (except as otherwise noted), the Great Western Supplemental Executive Retirement Plan is amended as follows:

    1. The last sentence of the definition of "Accrued Benefit" in Section
  1.3 is amended to read as follows:

    "Years of Service shall include all periods of Long-Term Disability counted for accruing Credited Service under the Retirement Plan (as in effect prior to December 31, 1996) and, generally, Long-Term Disability shall be treated under this Plan in a manner parallel to its treatment under the Retirement Plan (as in effect prior to December 31, 1996). Accordingly, Years of Service include all periods of Long-Term Disability if such Long-Term Disability ceases due to the Participant's retirement under this Plan, death or return to employment with the Company. However, if the Long-Term Disability ceases for any other reason, Participant shall only be entitled to Years of Service through the earliest of the date of termination of employment, the date of cessation of the Long-Term Disability or twelve months following the date the Participant was first absent from employment due to the disability."

    2. The following paragraphs c. and d. are added at the end of the definition of "Average Monthly Compensation" in Section 1.3:

         "c. Participant shall continue to earn Average Monthly Compensation after December 31, 1996.

         d. Average Monthly Compensation shall be computed without regard to the $200,000/$150,000 limitations relating to Code Section 401(a)(17)."

    3. The definition of "Social Security Amount" is added in Section 1.3 to read as follows:

         "Social Security Amount" is defined as in the Retirement Plan without regard to the reference in the first sentence of that definition to December 31, 1996."

    4. The first sentence of the definition of "Years of Service" in Section
  1.3 is amended to read as follows:

         "Years of Service" means years of Service except that all Years of Service shall be credited under this Plan regardless of the break in service rules contained in the Retirement Plan."

    5. The phrase "Section 4.4(ii) of the Retirement Plan" in Section 4.1(b) is amended to read "Section 4.4A(a)(ii) of the Retirement Plan."

    6. Section 4.1(c) is amended to read as follows:

         "(c) the monthly benefit payment which is payable in the form of a single life annuity under the Retirement Plan (in the form of a Qualified Joint and Survivor Annuity, in the case of an Employee who is married when his SERP benefits commence), and"

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    7. Section 4.7 is amended to read as follows:

         "4.7--Optional Retirement Benefits.

             The benefits determined under this Plan in the form of a single life annuity may also be paid, at the election of an unmarried Participant, in one of the alternative forms provided in the Retirement Plan (as of 12/31/96) which is the Actuarial Equivalent of the benefit under this Plan. However, the Participant may not elect a lump sum benefit or the 15-years certain option."

    8. Section 4.10(b) is amended to read as follows:

         "(b) If the Participant dies after retiring, the Participant's spouse (at the time of retirement) shall be eligible for a death benefit. The monthly benefit, if any, payable upon the death of a Participant to the Participant's spouse, commencing as of the first day of the month after the month in which the Participant dies and payable for the spouse's lifetime, shall be equal to 50% of the benefit being paid to such Participant on his date of death under this Plan. Such amount shall be calculated by assuming Employees elected a Qualified Joint and Survivor Annuity under the Retirement Plan."

    9. The first sentence of Section 7.8 is amended to read as follows:

         "This Plan shall be construed, administered, and governed in all respects under and by federal law, and to the extent not preempted, the laws of the State of California."

  IN WITNESS WHEREOF, Great Western has caused this Amendment to be executed by its duly authorized officers this 24th day of March 1997.

                                          GREAT WESTERN FINANCIAL CORPORATION

                                          By
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                                          By
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